UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 9, 2013

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Spruce Street, Martinsville, Virginia		24112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 8.01	Other Events

MainStreet BankShares, Inc., (“MainStreet”) held its 2013 Annual Meeting of Shareholders on May 9, 2013 at Ferrum College, Franklin Hall, 445 Ferrum Mountain Road, Ferrum, Virginia, 24088. The shareholders elected three Class C directors to serve until the 2016 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies. The directors elected were William L. Cooper, III, J. Mac Deekens and Danny M. Perdue. Also, Michael A. Turner will continue as a Class A director, whose term expires in 2014. Continuing Class B directors are C. Laine Dalton and Joel R. Shepherd, whose terms expire in 2015.

Total shares represented in person or by proxy at the Annual Shareholders’ Meeting were 1,157,801 out of a total of 1,713,375 outstanding shares or 67.6% excluding broker non-votes.

The director election results for the three Class C directors whose terms expire in 2016 were as follows:

	For	Withheld
William L. Cooper, III	955,925	26,460
J. Mac Deekens	966,925	15,460
Danny M. Perdue	960,192	22,193

The appointment of Yount, Hyde, & Barbour, P.C. as MainStreet’s independent registered public accounting firm for the year ending December 31, 2013 was also ratified at the Annual Shareholders’ Meeting. Shares voted for the ratification were 1,149,051 and shares withheld were 3,850.

An advisory vote on the approval of compensation of the named executive officers was also ratified at the Annual Shareholders’ Meeting. Shares voted for the ratification were 885,777 and shares withheld were 72,286.

An advisory vote on the frequency of the shareholder vote on the compensation of the named executive officers was also ratified at the Annual Shareholders’ Meeting. Shares voted ratified a three year voting frequency. Shares voted for the ratification were as follows:

For
3 year	583,358
2 year	23,326
1 year	316,544

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	/s/ Brenda H. Smith
Brenda H. Smith
Acting President and Chief Executive Officer Executive Vice President/CFO/Corporate Secretary